EXHIBIT (10)(b)


                           CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 1995, with respect to the financial statements of Annuity Investors Life Insurance Company (formerly Carillon Life Insurance Company) included in the Pre-effective Amendment No. 2 of the Registration Statement (Form N-4 File Nos. 33-39861 and 811-07299) and related Statement of Additional Information of Annuity Investors Variable Account A.



                                                /s/ Ernst & Young L.L.P.
                                                ------------------------

                                                Ernst & Young



     Cincinnati, Ohio
     November 28, 1995